Exhibit 99.1

FOR IMMEDIATE RELEASE:

CONTACT	TSC
Timothy Rogers Chief Financial Officer Technology Solutions Company (O) 312-228-4848 Tim_rogers@techsol.com	55 East Monroe Street Suite 2600 Chicago, Illinois 60603 (O) 312-228-4500

Technology Solutions Company Announces Sale of SAP Practice

Positions itself to further focus on fast growing Healthcare Market

Chicago — May 5, 2008 — Technology Solutions Company (NASDAQ: TSCC) announced today it has completed the sale of its SAP practice to Alabama-based EnteGreat Solutions, LLC for $5.1 million. The divestiture of the SAP practice will enable the Company to further focus on the healthcare market.

“The Board and I set out nearly a year and a half ago to restore the Company to profitability, invest in the development of innovative, value-producing intellectual property, and focus more on the rapidly-growing healthcare market”, said Milton Silva-Craig, President and CEO of Technology Solutions Company. “With the divestiture of our SAP practice, the final element of the foundational strategy has now been executed and we are firmly positioned to capitalize on the market that holds the greatest potential for our Company.”

TSC recently announced, in a first quarter 2008 pre-earnings release, its anticipated first quarter of profitability in nearly five years, which follows the Company’s positive cash flow from operations for the fourth quarter of 2007. These important financial milestones come on the heels of the Company’s introduction of two (2) new patent-pending software applications for the healthcare industry, which are marketed through the Company’s subsidiary – Exogen – which is focused on healthcare providers and manufacturers.

The Company intends to invest the capital received through the divestiture in both internal and external growth opportunities in furtherance of its healthcare strategy, which it believes will enhance its value proposition to its customers, increase investor enthusiasm, and lead to improved shareholder value.

“As we stated previously, the project margin pressures in the SAP practice required us to critically analyze whether we had the time and capital necessary to put the SAP practice on a path towards greater success”, noted Silva-Craig. “We determined through those efforts that divestiture was the right course of action, and were pleased to have found EnteGreat who will be able to continue to provide excellent customer support and service to the SAP practice’s clients. We can now focus more time and energy on the healthcare market in our efforts to grow the Company. We have demonstrated a compelling value proposition to our healthcare customers, and with our recent introduction of software applications and funds from the divestiture of the SAP practice, we can further our efforts in this tremendously important market.”

ABOUT EXOGEN

Exogen is a business solutions company that is focused on creating value for healthcare providers and manufacturers. Our solutions help lead the transformation of healthcare providers and manufacturers from a traditional inside-out thinking to an Outside-In value-driven customer perspective. Our teams of value creation experts have intimate knowledge of the challenges facing healthcare providers and manufacturers today and share a common vision for the future. We combine our knowledge and vision, with best-in-class solutions developed in other industries, to bring to market unique products and services for healthcare providers and manufacturers. We refer to our industry leading solutions as Experience and Certainty. Our proven Experience solutions leverage our exclusive Outside-In intellectual property helping our customers identify, understand and quantify value creation opportunities through the eyes of their customers. Our proven Certainty solutions deliver and sustain value in the areas of digital healthcare and operational transformation. Our entire suite of business solutions exist to deliver results. We have delivered hundreds of successful strategy, planning, implementation and optimization projects with extraordinary results and outstanding client references. For more information, please visit: www.exogeninc.com.

Exogen is a wholly-owned subsidiary of Technology Solutions Company.

ABOUT TSC

Technology Solutions Company (TSC) is a leading business solutions provider that partners with clients to expose and leverage opportunities that create, measure, and sustain the delivery of value to their customers.  TSC serves the healthcare and manufacturing industries. For more information, please visit: www.techsol.com.

CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This press release contains or may contain certain forward-looking statements concerning TSC’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although TSC believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. TSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, TSC’s ability to manage decreased revenue levels; TSC’s need to attract new business and increase revenues; TSC’s declining cash position; TSC’s ability to manage costs and headcount relative to expected revenues; TSC’s ability to successfully introduce new product and service offerings; TSC’s ability to successfully introduce its new Exogen business subsidiary; TSC’s dependence on a limited number of clients for a large portion of its revenue; the potential loss of significant clients; TSC’s ability to attract new clients and sell additional work to existing clients; TSC’s ability to attract and retain employees; the rapidly changing nature of information technology services, including TSC’s ability to keep pace with technological and market changes and its ability to refine and add to existing service offerings; the lack of shareholder approved stock options available for grants by TSC to retain existing employees; and changing business, economic or market conditions and changes in competitive and other factors, all as more fully described herein and in TSC’s filings with the Securities and Exchange Commission, press releases and other communications. Forward-looking statements are not guarantees of performance. Such forward-looking statements speak only as of the date on which they are made and, except as may be otherwise required by law, TSC does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If TSC does update or correct one or more forward-looking statements, investors and others should not conclude that TSC will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.